SGI Reports Preliminary Results for First Quarter of Fiscal 2014, Issues Updated Outlook for Full Year

FREMONT, CA -- (Marketwired - October 10, 2013) - SGI (NASDAQ: SGI), the trusted leader in high performance computing and Big Data, today reported preliminary financial results for its fiscal first quarter ended Sept. 27, 2013. The company also updated its outlook for the fiscal year ending June 27, 2014, based primarily on current uncertainty related to the timing of various IT projects funded by the U.S. government.

  Total revenue for the fiscal first quarter is expected to be approximately $147 million, which compares with guidance of $160 to $170 million as provided in the fiscal Q4FY13 earnings press release of Aug. 6, 2013. The revenue shortfall was primarily due to the impending government shutdown at quarter-end, which led to the freezing of funds for a Federal project; and to delayed acceptance of a non-Federal project.
  Core revenue related primarily to High-Performance Computing (HPC), Big Data, Storage, and services is expected to be approximately $134 million, representing 91% of total revenue for the quarter. This reflects sequential growth of 6% over the prior quarter core revenue of $126 million. Consistent with the company's strategic withdrawal from commodity server markets, legacy cloud revenue for the fiscal first quarter is expected to decline to approximately $14 million, which compares with $45 million in the prior quarter.
  GAAP net loss for the fiscal first quarter is expected to be $6 to $7 million, or $(0.21) to $(0.18) per share, which compares with guidance of a GAAP net loss of $(0.14) to $(0.07) per share.
  Non-GAAP net income for the quarter is expected to be $1 to $1.5 million, or $0.02 to $0.04 per diluted share, which compares with guidance of non-GAAP net income of $0.07 to $0.14 per diluted share.
  Cash as of the end of the fiscal first quarter was $165 million, which compares with $179 million for the prior quarter and $96 million (net of debt outstanding) as of the same period a year ago. The change in cash for the quarter was primarily related to changes in working capital.
  A conference call is scheduled for today, Oct. 10, at 2:00 pm Pacific Time. Final results are expected to be announced on Oct. 30, 2013.

A reconciliation of the company's preliminary GAAP to non-GAAP results is included in the table accompanying this press release.

"In the first quarter, we grew core revenues 6% sequentially and managed the initial wind-down of our legacy cloud business," said Jorge Titinger, president and CEO of SGI. "Although we began Q1 expecting ongoing budget uncertainty in the Federal space similar to what we experienced through the fiscal cliff and the sequester, we could not have anticipated the unprecedented halt in all transaction activity that occurred in late September due to the looming government shutdown. In addition, as we transition our revenue mix from legacy cloud to more core HPC, Big Data, and Storage solutions, we are competing for larger deals that have longer sales cycles, outside funding requirements, and final acceptance criteria. These factors are driving a back-end loaded year. We continue to be optimistic about our ability to grow our core business, including Federal, in the current fiscal year. However, with the Federal government shutdown, it is virtually impossible to transact business with most of our Federal customers at this time, which adds significant risk to our near-term revenue outlook and impairs our visibility as to the timing of the expected restart of Federal projects."

Outlook
The company provides technical computing solutions to large government, public, and commercial customers. Any given customer deal can include a varying mix of compute and storage hardware, software, and services, and generally will carry terms that result in most of the product revenue associated with the deal being recognized upon final shipment or acceptance of the system. The timing of final delivery or acceptance of large deals is difficult to predict and can cause significant swings in quarterly revenue. Management provides guidance on revenue and other items based on its current expectations of the timing of revenue and associated costs; however there can be no assurance that revenues and associated costs will be recognized according to expected schedules and management assumes no obligation to update its guidance if the timing of revenues or other circumstances in the business differ from current expectations.

  For the fiscal year ending June 27, 2014, the company currently expects that the government shutdown and possible spillover effects could result in a reduction in revenue for the year of approximately 10% versus its prior revenue expectations of approximately $760 million, with most of this impact occurring in the fiscal first half ending Dec. 27, 2013.
  Further detail related to the company's financial outlook will be provided as part of the announcement of final first quarter results, which is expected on Oct. 30, 2013.

A reconciliation of expected non-GAAP net income to the GAAP net loss is provided below:

Expected GAAP Net Loss                            ($6 million to $7 million)

Plus:
Expected Stock Compensation Expense                      $3 million
Expected Amortization of Intangibles              $0.5 million to $1 million
Expected Restructuring and Severance Expense             $1 million
Expected Excess and obsolete inventory write-off  $3 million to $3.5 million
Expected Other non-recurring costs               $0.5 million to $1 million

Minus:
Tax-Related Benefit                                      $1 million
                                                 ---------------------------

Expected Non-GAAP Net Income                     $1 million to $1.5 million

Conference Call Today, Oct. 10, 2013
The company has scheduled a conference call to discuss these preliminary results and its outlook for today, Oct. 10, 2013, at 2:00 pm PT (5:00 pm ET). A live webcast of the conference call will be available on the Investor Relations section of SGI's website at investors.sgi.com A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call.

The public can also listen to the earnings conference call by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international). An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 85586778.

About SGI

SGI, the trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges by delivering technical computing, Big Data analytics, cloud computing, and petascale storage solutions that accelerate time to discovery, innovation, and profitability.

Connect with SGI on Twitter (@sgi_corp), YouTube (youtube.com/sgicorp), Facebook (facebook.com/sgiglobal) and LinkedIn.

Cautionary Statement Regarding Forward Looking Statements
The statements made in this press release regarding preliminary and projected financial results, including SGI's preliminary fiscal first quarter results and 2014 fiscal year financial guidance, anticipated growth and profitability, including in our federal business, and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

  Substantial sales to U.S. government entities, which are subject to the government's budgetary constraints;
  Customer concentration risks;
  Fluctuations in the buying patterns and sizes of customer orders from one quarter to the next;
  Increased competition causing SGI to sell products or services at lower margins than expected;
  Lengthy acceptance cycles of SGI's products by certain customers, development or product delivery delays, and delays in obtaining necessary components from suppliers;
  The addition of new customers or loss of existing customers;
  Unexpected changes in the price for, and the availability of, components from SGI's suppliers;
  SGI's ability to enhance its products with new and better designs and functionality;
  Actions taken by competitors, such as new product announcements or introductions or changes in pricing; and
  Market acceptance of newer products.

In addition, SGI's actual revenue for the fiscal year ending June 27, 2014 could differ materially from the target stated under "Outlook" above for a number of reasons, including, but not limited to changes driven by new accounting, regulations, interpretations or guidance and other risks as detailed in SGI's filings with the Securities and Exchange Commission ("SEC"), including those described in SGI's Annual Report on Form 10-K under the caption "Risk Factors" filed with the SEC on Sept. 9, 2013, which is available at the SEC's web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no obligation to update the information in this earnings release or the related earnings conference call, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Use of Non-GAAP Financial Measures
This press release and the related earnings conference call include financial measures that are not determined in accordance with U.S. general accepted accounting principles ("GAAP"), including non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. In addition, these non-GAAP measures may be different from non-GAAP measures used by other companies. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in evaluating the company's operating performance and analyzing our business operations. Management excludes the following items from one or more of non-GAAP measures: (1) share-based compensation; (2) amortization of intangible assets; (3) restructuring and severance charges; (4) excess and obsolete inventory write-off; and (5) other non-recurring costs, including settlements and other items. These measures are adjusted as described in the reconciliation of GAAP and non-GAAP numbers included in this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

In addition, management uses these non-GAAP financial measures to facilitate its review of the comparability of SGI's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of SGI's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources.

Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SGI's financial and operational performance in the same way that management evaluates the company's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of SGI's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI's GAAP and non-GAAP financial results is provided in this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in this release and SGI's SEC filings.

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Contact Information:

SGI Investor Relations
John Swenson
+1-510-933-8370
jswenson@sgi.com